EXHIBIT 10.16.1

                        AMENDED AND RESTATED ADDENDUM TO

                           MASTER REPURCHASE AGREEMENT

                          Dated as of November 22, 2005

                                     Between

                          AMERICAN HOME MORTGAGE CORP.

                                       and

                     AMERICAN HOME MORTGAGE SERVICING, INC.

                                  as a Seller,

                                       and

                                 AHM SPV I, LLC

                                    as Buyer

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS..........................................................1
   Section 1.01.   Certain Defined Terms.......................................1
   Section 1.02.   Other Terms................................................20
ARTICLE II AMOUNTS AND TERMS OF PURCHASES.....................................21
   Section 2.01.   Facility...................................................21
   Section 2.02.   Making Purchases...........................................21
   Section 2.03.   Margin Maintenance.........................................22
   Section 2.04.   Collections................................................23
   Section 2.05.   Repurchase or Substitution Procedures......................24
   Section 2.06.   Payments and Computations, Etc.............................25
   Section 2.07.   Intent of the Sellers and the Buyer........................25
   Section 2.08.   No Segregation of Assets...................................26
   Section 2.09.   Substitution...............................................27
ARTICLE III CONDITIONS OF PURCHASES...........................................27
   Section 3.01.   Conditions Precedent to Initial Purchase from the Sellers..27
   Section 3.02.   Conditions Precedent to All Purchases......................28
ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................29
   Section 4.01.   Representations of the Sellers.............................29
ARTICLE V COVENANTS...........................................................34
   Section 5.01.   Financial Statements and Reports...........................34
   Section 5.02.   Taxes and Other Liens......................................35
   Section 5.03.   Maintenance................................................36
   Section 5.04.   Further Assurances.........................................36
   Section 5.05.   Insurance..................................................36
   Section 5.06.   Accounts and Records.......................................37
   Section 5.07.   Periodic Visits............................................37
   Section 5.08.   Notice of Certain Events...................................38
   Section 5.09.   Performance of Certain Obligations.........................38
   Section 5.10.   Notice of Default..........................................38
   Section 5.11.   Compliance with Laws and Material Agreements...............38
   Section 5.12.   Deposits of Proceeds.......................................38
   Section 5.13.   Closing Instructions.......................................39
   Section 5.14.   Special Affirmative Covenants Concerning Transferred
                   Mortgage Assets............................................39
   Section 5.15.   Limitations on Mergers and Dissolutions....................39
   Section 5.16.   Fiscal Year................................................39
   Section 5.17.   Actions with Respect to Transferred Mortgage Assets. The
                   Sellers shall not:.........................................39
   Section 5.18.   Tangible Net Worth.........................................40
   Section 5.19.   Employee Benefit Plans.....................................40
   Section 5.20.   Change of Principal Office and Organization................40
   Section 5.21.   [Reserved].................................................40
   Section 5.22.   Delivery of Wet Loans......................................40

   Section 5.23.   Change in Business.........................................41
   Section 5.24.   Separate Conduct of Business...............................41
   Section 5.25.   Sales, Liens, Etc..........................................41
   Section 5.26.   Operations and Properties..................................41
   Section 5.27.   Performance Guarantor Credit Rating........................41
   Section 5.28.   Hedges.....................................................41
   Section 5.29.   Environmental Compliance...................................42
   Section 5.30.   Approved Take-Out Investor Concentration Limits............42
ARTICLE VI COVENANTS..........................................................42
   Section 6.01.   Servicing..................................................42
   Section 6.02.   Releases of Mortgage Notes for Servicing...................43
ARTICLE VII EVENTS OF DEFAULT.................................................43
   Section 7.01.   Events of Default..........................................43
   Section 7.02.   Remedies...................................................45
ARTICLE VIII INDEMNIFICATION..................................................48
   Section 8.01.   Indemnities by the Sellers.................................48
ARTICLE IX MISCELLANEOUS......................................................50
   Section 9.01.   Amendments, Etc............................................50
   Section 9.02.   Notices, Etc...............................................50
   Section 9.03.   Binding Effect; Assignability..............................50
   Section 9.04.   Costs, Expenses and Taxes, Expenses and Taxes..............51
   Section 9.05.   No Proceedings.............................................51
   Section 9.06.   GOVERNING LAW..............................................52
   Section 9.07.   Third Party Beneficiary....................................52
   Section 9.08.   Execution in Counterparts..................................52
   Section 9.09.   Repurchase Transactions....................................52
   Section 9.10.   Consent to Jurisdiction; Waiver of Immunities..............52

                                    EXHIBITS

EXHIBIT A-I       Form of Deferred Purchase Price Note for AMERICAN HOME
                  MORTGAGE CORP.

EXHIBIT A-II      Form of Deferred Purchase Price Note for AMERICAN HOME
                  MORTGAGE SERVICING, INC.

EXHIBIT B-I       Form of Bill of Sale for AMERICAN HOME MORTGAGE CORP.

EXHIBIT B-II      Form of Bill of Sale for AMERICAN HOME MORTGAGE SERVICING,
                  INC.


                                    SCHEDULES

SCHEDULE I        Trade Names
SCHEDULE II       Approved Take-Out Investors
SCHEDULE III      Litigation

          AMENDED AND RESTATED ADDENDUM TO MASTER REPURCHASE AGREEMENT

         This Amended and Restated Addendum to Master Repurchase Agreement, dated as of November 22, 2005, (this "Agreement"), is made by and among AMERICAN HOME MORTGAGE CORP., a New York corporation, AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation (hereinafter, together with their successors and assigns, the "Sellers") and AHM SPV I, LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, the "Buyer").

                                    RECITALS

         (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement or, if not defined therein, in the Master Repurchase Agreement.

         (2) The Sellers and Buyer have entered into that certain Master Repurchase Agreement, dated as of August 8, 2003, and the Addendum thereto lieu of Annexes I-VII referred to in the Master Repurchase Agreement in order to supplement and amend the Master Repurchase Agreement to enter Transactions involving Mortgage Assets (as defined below) (together, the "Master Repurchase Agreement").

         (3) As of August 8, 2003, the Buyer and Sellers supplemented and amended the Master Repurchase Agreement with an Addendum to Master Repurchase Agreement.

         (4) The Addendum to Master Repurchase Agreement is in lieu of the amended and restated Annexes I-VII referred to in the Master Repurchase Agreement.

         (5) The parties desire to amend and restate the Addendum to Master Purchase Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.     Certain Defined Terms.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Consolidated Funded Debt" means, on any date of determination, the sum of (a) the Consolidated Funded Debt of AHMIC and any other Person which would be reflected on the consolidated balance sheet of AHMIC prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, less (b) 50% of any Subordinated Debt, less (c) the mortgage debt associated with the building and the land located at 538 Broadhollow Road, Melville, New York.

         "Administrative Agent" means Calyon, in its capacity as administrative agent for the Lenders, or any successor administrative agent.

         "Administrative Agent Fee Letter" is defined in the Loan Agreement.

         "Advance" means any amount disbursed by the Lenders to the Borrower, whether such amount constitutes an original disbursement of funds to the Borrower under this Agreement or a continuation of an amount outstanding.

         "Advance Rate" means (i) with respect to a Conforming Loan ninety-eight percent (98%) or, if a Conforming FICO Score Trigger Event or Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero, (ii) with respect to a Jumbo Loan (other than a Super Jumbo Loan), ninety-eight percent (98%) or if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero; (iii) with respect to a Super Jumbo Loan, ninety-five percent (95%), or if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero and (iv) with respect to an Alt-A Loan, ninety-seven percent (97%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero.

         "Advanced Funds" means funds advanced to an escrow agent for purposes of funding a Mortgage Loan to be pledged hereunder.

         "Adverse Claim" means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

         "Affiliate" of any Person means (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director, officer or employee (i) of such Person, or (ii) of any Person described in the preceding clause (a). For purposes of this definition, the term "control" (and the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession or ownership, directly or indirectly, of the power either (x) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) vote 10% or more of the securities having ordinary power in the election of directors of such Person.

         "Aggregate Collateral Value" means an amount equal to the sum of the products of the book values (as determined in accordance with GAAP) of the consolidated assets of AHMIC and its Subsidiaries, such assets being categorized in the classes set forth on the calculation schedule that is part of Exhibit E attached to the Credit Agreement, times the percentage multiplier for each such class set forth on such calculation schedule.

         "Agreement" means this Amended and Restated Addendum to Master Repurchase Agreement, as amended, modified or supplemented from time to time.

         "AHMIC" means American Home Mortgage Investment Corp., a Maryland corporation.

         "Alt-A Loan" means a Mortgage Loan (other than a Conforming Loan or a Jumbo Loan) that (1) does not conform to the conventional underwriting standards of Fannie Mae, Freddie Mac or Ginnie Mae but that is underwritten in a manner designed to be purchased by an Approved Take-Out Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), within guidelines generally acceptable to industry norms for "Alt-A" loans, (2) has a demonstrated secondary market and is readily securitizable, and (3) matches all applicable requirements for purchase under the requirements of a Take Out Commitment or Hedge specifically issued for the purchase of such Mortgage Loan.

         "Alternate Base Rate" means, with respect to any Group Bank on any date, a fluctuating rate of interest per annum equal to the higher of:

                  (a) the rate of interest most recently announced by such Group
            Bank as its base rate, changing when and as said base rate changes;
            or

                  (b) the Federal Funds Rate (as defined below) most recently determined by the Administrative Agent plus 1.0% per annum.

         For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by any Group Bank in connection with extensions of credit.

         "Amsterdam" has the meaning specified in the preamble of this Agreement.

         "Approved Hedge Counterparty" means:

                  (a) Fannie Mae, Freddie Mac or Ginnie Mae, or

                  (b) any Person with short-term ratings of at least P-1 from Moody's and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody's, and either at least AA from S&P or at least AA from Fitch, or

                  (c) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A2 from Moody's, and either at least A from S&P or at least A from Fitch, limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Majority Banks, or

                  (d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

         provided that (i) except for an Approved Hedge Counterparty defined above in section (d), if an Approved Hedge Counterparty has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an "Approved Hedge Counterparty" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Hedge Counterparty"; provided, further, that with respect to any Hedges issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Hedge Counterparty" sixty (60) days following such downgrade or withdrawal; and (ii) if an Approved Hedge Counterparty does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Hedge Counterparty" upon prior written notice from the Administrative Agent which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Hedges issued by such Person prior to such notice, such Person shall cease to be an "Approved Hedge Counterparty" sixty (60) days following such notice.

         "Approved Take-Out Investor" means:

                  (a) Fannie Mae, Freddie Mac or Ginnie Mae, or

                  (b) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody's, and either at least AA from S&P, or at least AA from Fitch, or

                  (c) any Person with short-term ratings of at least P-1 from Moody's and either at least A-1 from S&P or at least F1 from Fitch, or long term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A2 from Moody's, and either at least A from S&P or at least A from Fitch, limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Majority Banks, or

                  (d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

         provided that (i) except for an Approved Take-Out Investor defined above in section (d), if an Approved Take-Out Investor has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an "Approved Take-Out Investor" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Take-Out Investor"; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Take-Out Investor" sixty (60) days following such downgrade or withdrawal; and (ii) if an Approved Take-Out Investor does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Take-Out Investor" upon prior written notice from the Administrative Agent which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to such notice, such Person shall cease to be an "Approved Take-Out Investor" sixty (60) days following such notice.

         As of the date of this Agreement, Schedule II hereto sets forth the Approved Take-Out Investors pursuant to the preceding clauses (b) and (c) (and any applicable concentration limits). Schedule II shall be updated from time to time as Approved Take-Out Investors are added or deleted or concentration limits are changed pursuant to the preceding clauses (b) and (c).

         "Assignment and Acceptance" has the meaning set forth in the Loan Agreement.

         "Bank" means each of Calyon, Lloyds, ABN AMRO, SG and JPMorgan and each respective Eligible Assignee (as defined in the Loan Agreement) that shall become a party to the Loan Agreement pursuant to an Assignment and Acceptance and in accordance with section 13.9 of the Loan Agreement.

         "Barton" has the meaning ascribed to it in the Loan Agreement.

         "Business Day" means (a) a day on which (i) commercial banks in New York City, New York and Chicago, Illinois are not authorized or required to be closed and (ii) commercial banks in the State in which the Collateral Agent has its principal office are not authorized or required to be closed, and (b) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, a day on which dealings in United States dollars are carried out in the London interbank market.

         "Calyon" means Calyon New York Branch and its successors and assigns.

         "Calyon Group" means LaFayette, and each Group Bank of LaFayette.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means Property that is subject to a Lien for the benefit of the holders of the Obligations.

         "Collateral Agency Agreement" means the Amended and Restated Collateral Agency Agreement, dated as of the date hereof, among the Buyer, as borrower, the Collateral Agent and the Administrative Agent, substantially in the form of Exhibit D to the Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "Collateral Agent" means Deutsche Bank National Trust Company, and its successors and assigns.

         "Collateral Value" means

                  (A) with respect to each Eligible Mortgage Loan and at all times, an amount equal to the Advance Rate for such Eligible Mortgage Loan times the least of:

                           (1) the lesser of the original principal amount of such Eligible Mortgage Loan or the acquisition price paid by the related Originator on the closing and funding of such Eligible Mortgage Loan;

                           (2) a ratable amount determined by multiplying (a) the weighted average Market Value of all Mortgage Loans owned by the Originators or the Borrower, as reflected on the most recent Collateral Agent Daily Report (it being understood that the Servicer shall provide to the Collateral Agent such Market Values as of the close of business on the last Business Day of the previous week) (or, while a Default or Event of Default is continuing, more frequently if so directed by the Administrative Agent) times (b) the original principal amount of such Eligible Mortgage Loan; and

                           (3) while a Default or Event of Default is continuing or upon the direction of any Managing Agent, the Market Value of such Eligible Mortgage Loan; and

                  (B) with respect to the Collection Account, the balance of collected funds therein that is not subject to any Lien in favor of any Person other than the Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations;

provided, however, that

                  (a) at any time, the portion of total Collateral Value that may be attributable to Jumbo Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

                  (b) at any time, the portion of total Collateral Value that may be attributable to Super Jumbo Loans shall not exceed three percent (3%) of the Maximum Facility Amount, which percentage is a sublimit of the limitation set forth in clause (a), equal to 6% of the 50% set forth in clause (a) above;

                  (c) at any time, the portion of total Collateral Value that may be attributable to Alt-A Loans shall not exceed thirty-five percent (35%) of the Maximum Facility Amount;

                  (d) at any time, the portion of total Collateral Value that may be attributable to Non-Conforming Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

                  (e) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans with a Loan-to-Value Ratio greater than 95% shall not exceed five percent (5%) of the Maximum Facility Amount;

                  (f) at any time, the portion of total Collateral Value that may be attributable to Eligible Mortgage Loans (a) with a FICO Score less than or equal to 640 shall not exceed twenty-five percent (25%) of the Maximum Facility Amount and (b) with a FICO Score less than or equal to 620 shall not exceed five percent (5%) of the Maximum Facility Amount;

                  (g) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans for which the Mortgage Notes have been withdrawn pursuant to Section 3.5 of the Collateral Agency Agreement shall not exceed 2.5% of the Maximum Facility Amount;

                  (h) [Reserved]

                  (i) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Borrower for more than 90 days shall be zero; provided that, this clause (i) shall not apply to 5% of the total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Borrower for more than 90 days but less than 180 days;

                  (j) a Mortgage Loan that ceases to be an Eligible Mortgage Loan shall have a Collateral Value of zero;

                  (k) at any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed thirty percent (30%) of the Maximum Facility Amount, and (B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount (it being understood that on any day the Collateral Value of a Wet Loan with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date of origination of the Wet Loan shall be zero until such Principal Mortgage Documents are so delivered).

                  (l) at any time, a Mortgage Loan with respect to which the related Obligor is sixty (60) days or more in payment default, shall have a Collateral Value of zero.

         "Collection Account" means the account established by the Buyer pursuant to Section 2.7(b) of the Loan Agreement.

         "Collections" means, with respect to any Mortgage Asset, all cash collections (other than in respect of escrows for taxes and insurance premiums payable under the related Mortgage Loan) and other cash proceeds of such Mortgage Asset.

         "Confirmation" is defined in Section 2.02(a) hereto.

         "Conforming FICO Score Trigger Event" means, with respect to Conforming Loans, that (A)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 675 but more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675.

         "Conforming Loan" means (i) a Mortgage Loan that complies with all applicable requirements for purchase under a Fannie Mae, Freddie Mac or other similar Governmental Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan.

         "Conforming Loan-to-Value Ratio Trigger Event" means, with respect to Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

         "Conforming Pool Weighted Average FICO Score" means the ratio of (a) the sum, for all Conforming Loans, of the product for each Conforming Loan of
(i) its FICO Score and (ii) its original principal balance to (b) the sum of the original principal balances of all Conforming Loans.

         "Credit and Collection Policy" has the meaning ascribed to the term Originator's Credit and Collection Policy as set forth in the Loan Agreement.

         "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, fraudulent transfer or conveyance, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

         "Default" means any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

         "Default Rate" has the meaning ascribed to such term in the Loan Agreement.

         "Deferred Purchase Price" means the portion of the Purchase Price of Purchased Mortgage Assets purchased on any Purchase Date exceeding the amount of the Purchase Price under Section 2.02 to be paid in cash. The obligations of the Buyer in respect of the Deferred Purchase Price shall be evidenced by the Buyer's subordinated promissory note in the form of Exhibit A-I or Exhibit A-II hereto.

         "Delinquent Mortgage Loan" means a Mortgage Asset under which the Obligor is 30 or more days in payment default or the Obligor has taken any action, or suffered any event of the type described in Sections 8.1(f), 8.1(g) or 8.1(h) of the Loan Agreement or is in foreclosure.

         "Delinquent Ratio" means as of the end of any Collection Period, the ratio of (i) the principal amount of all Mortgage Loans that were Delinquent Mortgage Loans at such time, to (ii) the aggregate principal amount of all Mortgage Loans at such time.

         "Eligible Institution" means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and that is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have short-term debt ratings no lower than P-1 by Moody's and A-1 by S&P and, if rated, F1 by Fitch. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         "Eligible Mortgage Asset" means an Eligible Mortgage Loan.

         "Eligible Mortgage Collateral" means Eligible Mortgage Loans and the Collection Account.

         "Eligible Mortgage Loan" means a Mortgage Loan:

         (a) that (i) is a closed and fully funded Mortgage Loan, (ii) has a maximum term to maturity of 30 years and the proceeds of which were used either to finance a portion of the purchase price of a Property encumbered by the related Mortgage or to refinance a loan secured by such Property, (iii) is secured by a perfected first-priority Lien on residential real Property consisting of land and a one-to-four family dwelling thereon which is completed and ready for owner occupancy, including townhouses and condominiums and (iv) was underwritten according to the applicable Seller's Underwriting Guidelines and was originated or purchased by one of the Originators;

         (b)      that is a Conforming Loan, a Jumbo Loan or an Alt-A Loan;

         (c) in which the Administrative Agent has been granted and continues to hold a perfected, first-priority, security interest for the benefit of the holders of the Obligations;

         (d) for which the Mortgage Note is payable to or endorsed (without recourse) in blank and each of such Mortgage Loan and the related Mortgage Note is a legal, valid and binding obligation of the Obligor thereof;

         (e) for which, other than in respect of Wet Loans, the Principal Mortgage Documents have been received by the Collateral Agent and are in form and substance acceptable to the Collateral Agent;

         (f) that, upon pledge thereof under this Agreement and application of any related Advance to pay off any prior lienholder as required by the Collateral Agency Agreement and hereunder, together with the related Mortgage Loan Collateral, is owned beneficially by

Borrower free and clear of any Lien of any other Person other than the Administrative Agent for the benefit of the holders of the Obligations;

         (g) that, together with the related Mortgage Loan Collateral, does not contravene any Governmental Requirements applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, and all laws, rules and regulations relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and other applicable federal, state and local consumer protection laws) and with respect to which no party to the related Mortgage Loan Collateral is in violation of any Governmental Requirements (or procedure prescribed thereby) if such violation would impair the collectability of such Mortgage Loan or the saleability of such Mortgage Loan under the applicable Take-Out Commitment or Hedge;

         (h) that, (i) is not a Delinquent Mortgage Loan at the time it is transferred to the Buyer hereunder; (ii) has not previously been sold to an Approved Take-Out Investor or any of the Sellers and repurchased by Buyer; (iii) if, it was a Wet Loan when it was assigned to the Borrower and the time periods set forth in Section 2.3(c) of the Loan Agreement have occurred, the Principal Mortgage Documents relating to such Wet Loan were delivered to the Collateral Agent; provided, however, that, upon delivery of such Principal Mortgage Documents to the Collateral Agent, such Mortgage Loans may subsequently qualify as Eligible Mortgage Loans to support Borrowings subsequent to such delivery;
(iv) has a Loan-to-Value Ratio not in excess of 100%; or (v) has an original principal balance not in excess of $2,500,000;

         (i) that if the Mortgage Loan Collateral has been withdrawn for correction pursuant to Section 6.02 such Mortgage Loan Collateral has been returned to the Collateral Agent within 20 calendar days after withdrawal as required by Section 6.02.

         (j) that is denominated and payable in U.S. dollars in the United States and the Obligor of which is a natural person who is a U.S. citizen or resident alien or a corporation or an inter vivos revocable trust or other legal entity organized under the laws of the United States or any State thereof or the District of Columbia;

         (k) that is not subject to any right of rescission, setoff, counterclaim or other dispute whatsoever;

         (l) that was acquired by the Buyer from any of the Sellers within 60 days after its Mortgage Origination Date;

         (m) that is covered by the types and amounts of insurance required by Section 5.06;

         (n) with respect to which all representations and warranties made by the Sellers in the Loan Agreement and this Agreement are true and correct in all material respects and with respect to which all loan level covenants made in the Loan Agreement and this Agreement have been complied with; and

         (o) that is subjected to the following "Quality Control" measures by personnel of each of the Sellers before the Mortgage Note is funded by any of the Sellers:

                           (i) for those Mortgage Loans not originated by any of the Sellers, is subject to being selected at random for a review for thoroughness and compliance (including truth-in-lending, good faith estimates and other disclosures); and

                           (ii) with respect to which, all Mortgage Loan Collateral is prepared by any of the Sellers and submitted to the closing agent at the time of funding the related Mortgage Loan;

         "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by each of the Sellers or any ERISA Affiliate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any corporation, trade or business that is, along with the Performance Guarantors, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b), (c), (m) and (o) of the Code, or Section 4001 of ERISA.

         "Event of Default" has the meaning specified in Section 7.01.

         "Facility" means the borrowing facility provided by the Lenders as described in Section 2.1 of the Loan Agreement.

         "Fannie Mae" means the government sponsored enterprise formerly known as the Federal National Mortgage Association, or any successor thereto.

         "FHA" means the Federal Housing Administration, or any successor thereto.

         "FHA Loan" means a Mortgage Loan, the ultimate payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

         "FICO Score" means, with respect to the Obligor under a particular Mortgage Loan, a credit rating established by Fair Isaac Corporation.

         "Financial Officer" means (i) with respect to each of the Sellers, the chief financial officer, treasurer or a vice president having the knowledge and authority necessary to prepare and deliver the financial statements and reports required pursuant to Section 5.02(b) and (ii) with respect to the Performance Guarantors, the chief financial officer, the vice president - assistant comptroller, vice president - assistant treasurer or the senior vice president - comptroller.

         "First Lien Mortgage Loan" means a loan secured by a perfected first lien mortgage on real property.

         "Fitch" means Fitch, Inc., and any successor thereto.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Ginnie Mae" means the Government National Mortgage Association, or any successor thereto.

         "Governmental Authority" means any applicable nation or government, any agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include, without limitation, each of Freddie Mac, Fannie Mae, FHA, HUD, VA and Ginnie Mae.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority that has jurisdiction over the Sellers or any of their respective Properties.

         "Group Bank" means (1) with respect to La Fayette, Calyon, each Bank that has entered into an assignment and Acceptance with Calyon, including Lloyds, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance; (2) with respect to Amsterdam, ABN AMRO, each Bank that has entered into an Assignment and Acceptance with ABN AMRO and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance; (3) with respect to Barton, SG, each Bank that has entered into an Assignment and Acceptance with SG and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance; and (4) with respect to Park Avenue, JPMorgan, each Bank that has entered into an Assignment and Acceptance with JPMorgan and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

         "Hedge" means a current, valid, binding, enforceable, written commitment, including without limitation a forward purchase commitment, issued by an Approved Hedge Counterparty, to purchase mortgage loans from one of the Originators from time to time at a specified price (or a specified spread to an agreed-upon index), which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected security interest has been granted to the Administrative Agent.

         "Hedge Report" means, a report prepared by the Servicer prepared pursuant to Section 3.6 of the Loan Agreement, showing, as of the close of business on the last Business Day of each week, all Take-Out Commitments or Hedges obtained by the Originators to cover all closed loans owned by the Originators or the Borrower, to the extent that such mortgage loans have been pledged hereunder or pursuant to another lending arrangement, and certain information with respect to such trades including such information as the Administrative Agent may request, in the form of Exhibit K to the Loan Agreement. Each such Take-Out Commitment or Hedge shall have been pledged to the Administrative Agent; provided, however, that any Hedges may have been pledged previously or may be pledged in the future by the Originators on a pari passu basis.

         "HUD" means the Department of Housing and Urban Development, or any successor thereto.

         "Indebtedness" means, for any Person, without duplication, and at any time, (a) all obligations required by GAAP to be classified on such Person's balance sheet as liabilities, (b) obligations secured (or for which the holder of the obligations has an existing contingent or other right to be so secured) by any Lien existing on property owned or acquired by such Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to obligations of others.

         "Indemnified Amounts" has the meaning specified in Section 8.01.

         "Indemnified Party" has the meaning specified in Section 8.01.

         "Interest Period" is defined the Loan Agreement.

         "Issuer" means each of La Fayette Amsterdam, Barton and Park Avenue and their respective successors and assigns.

         "JPMorgan" means JPMorgan Chase Bank, as a Bank and as a Managing
Agent.

         "Jumbo Loan" means a Mortgage Loan (other than a Conforming Loan) that
(1) is underwritten in a manner designed to be purchased by an Approved Take-Out Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), (2) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment or Hedge issued for the purchase of such Mortgage Loan, and (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by Fannie Mae or Freddie Mac from time to time but shall not exceed $999,999; provided, however, that a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $2,500,000 shall qualify as a Super Jumbo Loan. The term Jumbo Loan includes Super Jumbo Loans.

         "La Fayette" means La Fayette Asset Securitization LLC and its successors and assigns.

         "Lenders" means, collectively, the Issuers and the Banks.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Lloyds" has the meaning specified in the preamble of this Agreement.

         "Loan Agreement" means the Amended and Restated Loan Agreement, dated as of the date hereof, by and among the Buyer, as the Borrower, the Issuers party thereto, the Banks party thereto, the Administrative Agent, the Managing Agents and the Servicer, as amended, modified or supplemented from time to time.

         "Loan to Value Ratio" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage found by dividing the original principal balance of a Mortgage Loan by the value of the related mortgage property, such value being measured by (i) the appraised value of such property at such time, if the Mortgage Loan is a refinance of any existing lien or (ii) the lower of the sales price of the related property at the time of origination of the Mortgage Loan or the appraised value of such property at such time, if the Mortgage Loan is a purchase money loan.

         "Managing Agent" means, (a) with respect to La Fayette, Calyon or any successor managing agent designated by such party; (b) with respect to Amsterdam, ABN AMRO or any successor managing agent designated by such party;
(c) with respect to Park Avenue, JPMorgan or any successor managing agent designated by such party; and (d) with respect to Barton, SG or any successor managing agent designated by such party.

         "Margin Deficit" is defined in Section 2.03(b) hereof.

         "Market Value" means at the time determined, for any Mortgage Loan (a) the market value of such Mortgage Loan determined by the Servicer based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, such posted net yield obtained directly from Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer, or (b) if an appropriate posted rate is not available, the value determined by the Servicer in good faith, using commercially reasonable efforts, which efforts shall include consulting with two or more entities that make a market in similar mortgage loans, to determine such Market Value. Notwithstanding the foregoing, within three (3) Business Days of the date upon which a Market Value determination is provided, any Lender may dispute the Servicer's determination of Market Value in writing to the Servicer and each of the Lenders. Upon receipt of such a notice, the Servicer and the Lenders shall make a good faith effort to resolve the discrepancy. If the discrepancy is not resolved within seven (7) days in a manner satisfactory to each of the Lenders (an "Unresolved Dispute"), then the Administrative Agent shall obtain a different market valuation (an "Additional Determination"). At any time the Administrative Agent may, and upon an Unresolved Dispute, shall, obtain an Additional Determination. If the Administrative Agent shall have obtained an Additional Determination as of any determination date (which Additional Determination may be from the Administrative Agent or any Affiliate thereof) and the amount of the Additional Determination as of such determination date is more than 0.50% less than the amount of the aggregate Market Values determined by the Servicer on such determination date, then, the amount of the Additional Determination shall be used as the Market Value for purposes of clause (A)(2) and (A)(3) of the definition of "Collateral Value." The Borrower shall be solely responsible for the costs incurred with respect to such Additional Determinations. The Administrative Agent shall notify the Servicer of the variance between the Servicer's determination of the Market Value and the Additional Determinations and the source(s) used by the Administrative Agent to determine the Additional Determinations. Following such notice and prior to the next determination date, either (i) the Servicer and the Administrative Agent will determine a mutually acceptable, reasonable, alternative valuation for the Market Value of such Mortgage Loan or (ii) the Servicer shall use an amount equal to the Additional Determination as the Market Value of such Mortgage Loan for subsequent determination dates until clause (i) is satisfied in good faith.

         "Material Adverse Effect" means, with respect to any Person, any material adverse effect on (i) the validity or enforceability of this Agreement, the Notes or any other Transaction Document, (ii) the business, operations, total Property or financial condition of such Person, (iii) the Transferred Mortgage Assets taken as a whole, (iv) the enforceability of the purchases of Mortgage Assets under this Agreement free of any Adverse Claims, or (v) the ability of such Person to fulfill its obligations under this Agreement or any other Transaction Document.

         "Maximum Facility Amount" is defined in the Loan Agreement.

         "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

         "MERS Designated Mortgage Loan" means a Mortgage Loan registered to or by the related Originator on the MERS electronic mortgage registration system.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "Mortgage" means a mortgage or deed of trust or other security instrument creating a Lien on real property, on a standard form as approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as any of the Sellers determine is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

         "Mortgage Assets" means, collectively:

                  (a) any and all Mortgage Loans purchased by the Buyer hereunder;

                  (b) any and all instruments, documents and other property of every kind or description, of or in the name of any of the Sellers, now or hereafter for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Collateral Agent;

                  (c) any and all general intangibles and Mortgage Loan Collateral that relate in any way to the Mortgage Assets;

                  (d) any and all Take-Out Commitments and Hedges identified on Hedge Reports from time to time prepared by the Servicer on behalf of any of the Sellers and the Buyer;

                  (e) any and all contract rights, chattel paper, certificated securities, uncertificated securities, financial assets, securities accounts or investment property which constitute proceeds of the Mortgage Assets;

                  (f) this Agreement, the Performance Guaranties and the Subordination Agreement, including all moneys due or to become due thereunder, claims of each of the Sellers arising out of or for breach or default thereunder, and the right of each of the Sellers to compel performance and otherwise exercise all remedies thereunder;

                  (g)      any Advanced Funds; and

                  (h) any and all proceeds of any of the foregoing, including all Collections.

         "Mortgage File" means the mortgage documents pertaining to a particular Mortgage Loan and any additional documents required to be included in or added to the Mortgage File pursuant to the Loan Agreement.

         "Mortgage Loan" means a loan evidenced by a Mortgage Note and secured by a Mortgage, the beneficial interest of which has been acquired by the Buyer from any of the Sellers by purchase pursuant to this Agreement (with the record owner thereof being such Seller or, in the case of a MERS Designated Mortgage Loan, MERS as nominee for such Seller, and its successors and assigns).

         "Mortgage Loan Collateral" means all Mortgage Notes and related Principal Mortgage Documents, Other Mortgage Documents and other Collateral.

         "Mortgage Note" means a promissory note, on a standard form approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Sellers determine is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

         "Mortgage Origination Date" means, with respect to each Mortgage Loan, the date (transmitted to the Collateral Agent) that is the later of (1) the date of the Mortgage Note or (2) the date such Mortgage Loan was funded and disbursed to or at the direction of the Obligor.

         "Multiemployer Plan" means a multiemployer plan defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which a Seller or any ERISA Affiliate is required to make contributions.

         "Non-Conforming FICO Score Trigger Event" means, with respect to Non-Conforming Loans, that (A)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 675 but equal to or more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675.

         "Non-Conforming Loan" means a Jumbo Loan or an Alt-A Loan.

         "Non-Conforming Loan-to-Value Ratio Trigger Event" means, with respect to Non-Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

         "Non-Conforming Pool Weighted Average FICO Score" means the ratio of
(a) the sum, for all Non-Conforming Loans, of the product for each Non-Conforming Loan of (i) its FICO Score and (ii) its original principal balance to (b) the sum of the original principal balances of all Non-Conforming Loans.

         "Note" means each or any of the promissory notes executed by the Buyer, substantially in the form of Exhibit E of the Loan Agreement, together with all renewals, extensions, and replacements for any such note.

         "Obligations" means any and all present and future indebtedness, obligations, and liabilities of the Buyer, as the borrower, to any of the Lenders, the Collateral Agent, each Managing Agent, each Affected Party (as defined in the Loan Agreement), each Indemnified Party and the Administrative Agent, and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to the Loan Agreement or any other Transaction Document, and all interest and fees accrued thereon, and attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

         "Obligor" means (i) with respect to each Mortgage Note included in the Collateral, the obligor on such Mortgage Note and (ii) with respect to any other agreement included in the Mortgage Assets, any person from whom any of the Sellers is entitled to performance.

         "Originator Performance Guaranty" means the Amended and Restated Originator Performance Guaranty, in the form attached the Loan Agreement as Exhibit G-2, as confirmed by the Confirmation of Performance Guarantees, dated as of even date herewith, made by the Performance Guarantors in favor of the Buyer, as borrower, and assigned to the Administrative Agent for the benefit of the Lenders.

         "Other Mortgage Documents" is defined in Section 3.2(c) to the Loan Agreement.

         "Outstanding Balance" means as of any date of determination (A) with respect to each Mortgage Loan, an amount equal to the lesser of: (i) the lesser of the original principal amount or the acquisition price of such Mortgage Loan paid by any of the Sellers on the closing and funding of such Mortgage Loan; and
(ii) for each Mortgage Loan that is a Conforming Loan, the amount determined by multiplying (a) the weighted average purchase price (expressed as a percentage) that Approved Take-Out Investors are committed to pay, pursuant to Take-Out Commitments, for all Eligible Mortgage Loans, as shown on the most recent Collateral Agent Daily Report, multiplied by the outstanding principal balance of such Eligible Mortgage Loan.

         "Park Avenue" has the meaning ascribed to it in the Loan Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Performance Guaranties" means, collectively, the Servicer Performance Guaranty and the Originator Performance Guaranty.

         "Performance Guarantors" means, together, American Home Mortgage Holdings, Inc., a Delaware corporation, and AHMIC, and their respective successors and assigns.

         "Person" means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

         "Pricing Rate" has the meaning specified in Section 2.02.

         "Principal Mortgage Documents" is defined in Section 3.2(b) to the Loan Agreement.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase" means a purchase by the Buyer of Mortgage Assets from any of the Sellers pursuant to Article II.

         "Purchase Date" has the meaning specified in Section 2.02(a).

         "Purchase Price" for any Purchase means an amount equal to the Outstanding Balance of the Mortgage Assets that are the subject of such Purchase.

         "Purchase Request" has the meaning specified in Section 2.02(a).

         "Purchased Mortgage Asset" means any Mortgage Asset which has been purchased by the Buyer pursuant to Section 2.02.

         "Repurchase Date" is defined in Section 2.02(a) hereto.

         "Repurchase Price" the price at which the Purchased Mortgage Assets are to be transferred from Buyer to any of the Sellers upon termination of a transaction, which will be determined in each case as the sum of the Purchase Price and the Price Differential as of the end of the related Interest Period.

         "Requirement of Law" as to any Person means the articles of incorporation, by-laws, certificate of formation and limited liability company agreement or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Servicer" means at any time the Person then authorized pursuant to
Section 11.1 of the Loan Agreement to administer and collect Mortgage Loans on behalf of the Lenders. The initial Servicer shall be American Home Mortgage Servicing, Inc., a Maryland corporation.

         "Servicer Performance Guaranty" means the Amended and Restated Servicer Performance Guaranty, in the form attached to the Loan Agreement as Exhibit G-1, as confirmed by the Confirmation of Performance Guarantees, as of even date herewith, made by the Performance Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

         "Settlement Date" means the 15th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, provided, however, that on and after the Termination Date, the Administrative Agent may, with the consent of the Managing Agents, by notice to the Buyer and the Servicer, select other days to be Settlement Dates (including days occurring more frequently than once per month).

         "Subordination Agreement" means the Amended and Restated Subordination Agreement, substantially in the form attached as Exhibit B to the Loan Agreement, executed by the Performance Guarantors and certain of their respective Affiliates in favor of the Buyer and the Administrative Agent for the benefit of the holders of the obligations.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "Super Jumbo Loan" means a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $2,500,000.

         "Take-Out Commitment" means a current, valid, binding, enforceable, written commitment, issued by an Approved Take-Out Investor, to purchase Mortgage Loans from one of the Sellers from time to time at a specified price (or a specified spread to an agreed-upon index) which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof in which a perfected and first-priority security interest has been granted by the Buyer to the Administrative Agent.

         "Tangible Net Worth" means, with respect to any Person, the excess of total assets of such Person over the total liabilities of such Person determined in accordance with GAAP, but excluding from the determination of total assets:
(a) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs), (b) loans or other extensions of credit to officers, employees, shareholders or Affiliates of such Person (other than the Servicer, the Sellers, the Performance Guarantors and American Home Mortgage Acceptance, Inc.) and (c) investments in Subsidiaries of such Person (other than the Servicer, the Sellers, the Performance Guarantors and American Home Mortgage Acceptance, Inc.).

         "Term" means three hundred sixty-four (364) days from the date of this Agreement.

         "Termination Date" means the earliest to occur of:

         (a) November 21, 2006, or such earlier date determined in accordance with Section 2.1(b) of the Loan Agreement, or

         (b) the date on which the Maximum Facility Amount is terminated by the Borrower pursuant to Section 2.1(d) of the Loan Agreement, and

         (c) the date, on or after the occurrence of an Event of Default, determined pursuant to Section 8.2 of the Loan Agreement.

         "Transaction Document" has the meaning ascribed to such term in the Loan Agreement.

         "Transferred Mortgage Asset" means a Purchased Mortgage Asset.

         "Transferred Mortgage Loan" means a Mortgage Loan included in the Transferred Mortgage Assets.

         "UCC" means the Uniform Commercial Code as adopted in the applicable state, as the same may hereafter be amended.

         "Underwriting Guidelines" means, with respect to each Originator, the Originator's Underwriting Guidelines, a copy of which has been provided to the Administrative Agent.

         "VA" means the Department of Veterans Affairs, or any successor thereto.

         "VA Loan" means a Mortgage Loan, the payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

         "Wet Loans" is defined in Section 2.3(c) of the Loan Agreement.

         Section 1.02.     Other Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. Any inconsistency in the definitions between this

Agreement and the Master Repurchase Agreement shall be resolved in favor of the definitions in this Agreement.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF PURCHASES

         Section 2.01.     Facility.

         (a) The first sentence of Section 1 of the Master Repurchase Agreement is amended in its entirety by replacing it with the following:

                           "From time to time prior to the occurrence and
                  continuance of an Event of Default and prior to the Termination Date, any of the Sellers may present for transfer to Buyer Mortgage Assets that are Eligible Mortgage Assets against the transfer of funds by Buyer with a simultaneous agreement by Buyer to transfer to such Seller such Assets at a date certain or on demand, against the transfer of funds by such Seller, and at each such time of presentation Buyer will enter into such Transaction."

         (b) Section 1 is hereby further amended by adding the following at the end thereof:

                           "Without limiting any rights of Buyer under this
                  Master Repurchase Agreement, no Transaction shall be for a Purchase Price such that the cash portion thereof will be less than $25,000,000 and in integral multiple of $50,000 in excess thereof."

         (c) Every reference in the Master Repurchase Agreement to "Securities" shall be replaced by "Mortgage Assets." Every reference in the Master Repurchase Agreement to "Purchased Securities" shall be replaced by "Purchased Mortgage Assets." Every reference in the Master Repurchase Agreement to "Additional Purchased Securities" shall be replaced by "Additional Purchased Mortgage Assets."

         Section 2.02.     Making Purchases.

         (a) Subparagraph 3(b) of the Master Repurchase Agreement is amended by deleting the subparagraph in its entirety and replacing it with the following:

                           Purchases. Each Transaction shall be initiated by
                  request from any of the Sellers to the Buyer given no later than 2:00 pm (eastern time) on the Business Day prior to the date of Purchase. Each such request for a Purchase (each a "Purchase Request") shall specify the date of such Purchase (which shall be a Business Day), the Mortgage Assets included in such Purchase and the Purchase Price for such Purchase. The Buyer shall promptly notify such Seller whether it has determined to make such Purchase and, if so, shall deliver a written confirmation (each, a "Confirmation"). On the date of each Purchase (each a "Purchase Date"), the Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase by means of any one or a combination of the following: (i) a deposit in same day funds to such Seller's account designated by such Seller or (ii) an increase in the Deferred Purchase Price. The allocation of the Purchase Price as among such methods of payment shall be subject in each instance to the approval of the Buyer and such Seller. If the Buyer and the Sellers do not agree otherwise, the Purchaser Price shall be paid in cash.

                           The "Repurchase Date" for each Transaction shall be
                  the earliest of (i) the date set forth in the applicable Confirmation, (ii) the date determined by application of Paragraph 11 of the Master Repurchase Agreement and (iii) the date that is 364 days after the related Purchase Date. The "Pricing Rate" for each Transaction shall be set forth on the Confirmation; provided that, upon the occurrence of and during the continuance of an Event of Default, the Pricing Rate shall equal the Default Rate. The Confirmation, together with this Master Repurchase Agreement, shall constitute conclusive evidence of the terms agreed between the Buyer and the Sellers with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Master Repurchase Agreement, this Master Repurchase Agreement shall prevail.

         (b) Subparagraph 3(c) of the Master Repurchase Agreement is amended by replacing the first sentence of Paragraph 3(c) with the following:

                  In the case of Transactions terminable upon demand, such demand by any of the Sellers shall be for a repurchase of all Purchased Mortgage Assets subject to the related Transaction and shall be made no later than 11:00 a.m. New York City time on the Business Day immediately preceding the day on which such termination will be effective, which termination shall also be on a Business Day.

         (c) Paragraph 3 of the Master Repurchase Agreement is amended by adding the following language as a new Subparagraph 3(d):

                  This Master Repurchase Agreement shall continue in effect until the expiration of the Termination Date.

         Section 2.03.     Margin Maintenance.

         Paragraph 4 of the Master Repurchase Agreement is amended in its entirety to read as follows:

         (a) Daily until the expiration of the Termination Date (or less frequently if the Buyer, in its sole and absolute discretion, so elects), each of the Sellers, as applicable (or Servicer on Buyer's behalf) will determine (i) the aggregate Collateral Value of all Purchased Mortgage Assets held by Buyer,
(ii) the Repurchase Price as of such date, and the Maximum Facility Amount as of such date. Without limiting the foregoing, each of the Sellers shall deliver to Buyer, at any time and from time to time, information in its possession in the ordinary course of its business with respect to the Purchased Mortgage Assets sold by it to assist Buyer in ascertaining the Collateral Value of such Purchased Mortgage Assets.

         (b) If, on any date, the aggregate Repurchase Price exceeds the total Collateral Value of all Eligible Mortgage Assets (a "Margin Deficit"), Buyer may, in its sole and absolute discretion, by notice to such Seller (a "Margin Call"), require such Seller to transfer to Buyer cash or additional Purchased Mortgage Assets that are reasonably acceptable to Buyer ("Additional Purchased Mortgage Assets") to eliminate such deficiency.

         (c) Upon receipt of notice from Buyer at or prior to 11:00 a.m. New York City time (which may be transmitted by facsimile), each of the Sellers, as applicable, in its sole discretion, shall transfer either cash or the Additional Purchased Mortgage Assets no later than the close of business on the Business Day immediately following the date on which a Margin Call is given. Any cash transferred to Buyer pursuant hereto shall be held by Buyer until the Repurchase Date and shall be applied against the Repurchase Price on the Repurchase Date.

         (d) Buyer's election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

         Section 2.04.     Collections.

         Paragraph 5 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence thereof:

                  Notwithstanding the foregoing and except as provided in Paragraph 11 of this Master Repurchase Agreement, each of the Sellers shall hold for the benefit of, and in trust for, Buyer all income, including without limitation all scheduled and unscheduled principal and interest payments or any other income (including, without limitation, tax escrow payments), received by or on behalf of any of the Sellers with respect to such Purchased Mortgage Assets sold by it (collectively, "Purchased Asset Income"). To the extent required under the Loan Agreement, each of the Sellers shall deposit the Purchased Asset Income (other than any Obligor's escrow payments) in the Collection Account.

                  On each Settlement Date, the Buyer shall pay to each of the Sellers accrued interest on the Deferred Purchase Price of the related Purchased Mortgage Assets sold by it and the Buyer may, at its option, prepay in whole or in part the principal amount of any such Deferred Purchase Price; provided that each such payment shall be made solely from (i) Collections of the related Transferred Mortgage Assets after all other amounts then due from the Buyer under the Loan Agreement have been paid in full and all amounts then required to be set aside by the Buyer or the Servicer under the Loan Agreement have been so set aside or (ii) excess cash flow from operations of the Buyer which is not required to be applied to the payment of other obligations of the Buyer; and provided further, that no such payment shall be made at any time when an Event of Default shall have occurred and be continuing. At such time following the Termination Date when all principal, interest and other amounts owed by the Buyer under the Loan Agreement shall have been paid in full, the Buyer shall apply, on each Settlement Date, all Collections of Transferred Mortgage Assets deposited to the Collection Account pursuant to this Paragraph 5 (and not previously distributed) ratably as between each of the Sellers first to the payment of accrued interest on each related Deferred Purchase Price, and then to the reduction of the principal amount of each related Deferred Purchase Price.

                  Notwithstanding any provision to the contrary in this Paragraph 5, the Buyer and the Sellers may agree that any of the Sellers may transfer to the Buyer all or a portion of the Income with respect to Transferred Mortgage Assets under the agreed terms of any Sale and for payments by such Seller to the Buyer based upon accruals of that Income while the Buyer owns the Transferred Mortgage Assets.

         Section 2.05.     Repurchase or Substitution Procedures.

         (a) Upon discovery by any of the Sellers or the Buyer of a breach of any of the representations and warranties made by any of the Sellers in
Section 4.01(t) of this Agreement with respect to any Transferred Mortgage Asset, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. Such Seller shall, upon not less than two Business Days' notice from the Buyer or its assignee or designee, repurchase such Transferred Mortgage Asset on the next succeeding Settlement Date for a repurchase price equal to the Repurchase Price of such Transferred Mortgage Asset. Each repurchase of a Transferred Mortgage Asset shall include the Mortgage Loan Collateral with respect to such Transferred Mortgage Asset. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Mortgage Asset. If such Seller is not the Servicer, such Seller shall pay to the Servicer for deposit to the Collection Account on or prior to the next Settlement Date the Repurchase Price required to be paid pursuant to this subsection. If such Seller is the Servicer, such Seller shall deposit such Repurchase Price to the Collection Account on or prior to the next Settlement Date.

         (b) Upon discovery by any of the Sellers or the Buyer of a breach by any of the Sellers of its covenant in Section 5.23 of this Agreement with respect to any Wet Loan, such party shall give prompt written notice thereof to the other parties, as soon as practicable and in any event within three Business Days following such discovery. Such Seller shall, upon not less than two Business Days' notice from the Buyer or its assignee or designee or from the Collateral Agent on its behalf, repurchase such Wet Loan for a repurchase price equal to the Repurchase Price of such Wet Loan. Each repurchase of a Wet Loan shall include the Mortgage Loan Collateral with respect to such Wet Loan. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Wet Loan. If such Seller is not the Servicer, such Seller shall pay to the Servicer for deposit to the Collection Account on or prior to the repurchase date the Repurchase Price required to be paid pursuant to this subsection. If such Seller is the Servicer, such Seller shall deposit such Repurchase Price to the Collection Account on or prior to the next Settlement Date.

         (c) If a Mortgage Note has been withdrawn for correction pursuant to Section 6.02 of this Agreement and the applicable Seller has not delivered the corrected Mortgage Note to the Collateral Agent within twenty calendar days after such withdrawal, such Seller shall, upon not less than two Business Days' notice from the Buyer or its assignee or designee or from the Collateral Agent on its behalf, repurchase the related Mortgage Loan for a repurchase price equal to the Repurchase Price of such Mortgage Loan. Each repurchase of a Mortgage Loan shall include the Mortgage Loan Collateral with respect to such Mortgage Loan. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Mortgage Loan. If such Seller is not the Servicer, such Seller shall pay to the Servicer for deposit to the Collection Account on or prior to the repurchase date the Repurchase Price required to be paid pursuant to this subsection. If such Seller is the Servicer, such Seller shall deposit such Repurchase Price to the Collection Account on or prior to the next Settlement Date.

         (d) To the extent that any of the events occur that require any of the Sellers to repurchase pursuant to subsections 2.05(a), 2.05(b) and 2.05(c), but only so long as a Margin Deficit does not exist, such Seller may elect not to repurchase the effected purchased loans by delivering written notice to the Buyer, its successors and assigns.

         Section 2.06.     Payments and Computations, Etc.

         (a) All amounts to be paid or deposited by any of the Sellers hereunder shall be paid or deposited no later than 11:00 a.m. (eastern time) on the day when due in same day funds to an account designated by the Buyer from time to time, which account shall initially be the Collection Account.

         (b) Any of the Sellers shall, to the extent permitted by law, pay to the Buyer interest on any amount not paid or deposited by such Seller (whether as Servicer or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

         (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         Section 2.07.     Intent of the Sellers and the Buyer.

         Paragraph 6 of the Master Repurchase Agreement is hereby deleted and replaced with the following:

                  The Seller and the Purchaser intend that this Agreement and all Transactions hereunder constitute "repurchase agreements" within the meaning of Sections 559 and 362(b)(7) of the Bankruptcy Code. The Sellers and the Buyer have structured this Agreement with the intention that each Purchase of Mortgage Assets hereunder be treated as a sale of such Mortgage Assets by the Sellers to the Buyer for all purposes. Each of the Sellers and the Buyer shall record each related Purchase on its books and records, and reflect each related Purchase in its financial statements, in accordance with GAAP, and each of the Sellers and the Buyer shall report each related Purchase on its tax returns as required by applicable tax law. In the event that, contrary to the mutual intent of the Sellers and the Buyer, any Purchase of Mortgage Assets hereunder is not characterized as a sale or absolute transfer, the Sellers shall, effective as of the date hereof, be deemed to have granted (and the Sellers hereby grant) to the Buyer a first priority security interest in and to any and all Mortgage Assets, the related Mortgage Loan Collateral and the proceeds thereof to secure the repayment of all amounts advanced to the Sellers hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

         Section 2.08.     No Segregation of Assets.

         Paragraph 8 of the Master Repurchase Agreement is amended by deleting Paragraph 8 in its entirety and replacing it with the following:

                  Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Master Repurchase Agreement and until termination of any related Transactions as set forth in Paragraphs 3(c) or 11 of this Master Repurchase Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File, is vested in Buyer. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Master Repurchase Agreement and until termination of any Transactions as set forth in paragraphs 3(c) or 11 of this Master Repurchase Agreement and prior to the recordation of the assignments of mortgage by the Collateral Agent as provided for in the Collateral Agency Agreement, record title in the name of the applicable Seller or in the case of a MERS Designated Mortgage Loan MERS as nominee for the beneficial owner to each Mortgage shall be retained thereby in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. Nothing in this Master Repurchase Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Assets or otherwise pledging, selling, assigning or hypothecating the Purchased Mortgage Assets without the prior consent of the applicable Seller, but no such transaction or provision hereof or provision of the Collateral Agency Agreement shall relieve Buyer of its obligations to transfer Purchased Mortgage Assets (and with respect to the Mortgage Loans, the same Mortgage Loans and not substitutes therefor) to such Seller pursuant and subject to Paragraphs 3, 4 or 11 hereof. Upon termination of any Transactions as set forth in Paragraph 3(c) of this Master Repurchase Agreement, Buyer agrees to execute promptly endorsements of the mortgage notes, assignments of the mortgages and UCC-3 assignments, releases or terminations related to such Transactions, to the extent that such documents are prepared by the applicable Seller for Buyer's execution, are delivered to Buyer by such Seller and are necessary and appropriate, as reasonably determined by such Seller, to reconvey, without recourse, to such Seller and perfect title of like tenor to that conveyed to Buyer to the related

         Mortgage Loans. Buyer shall provide cooperation in assisting and directing the Collateral Agent to facilitate such preparation (without expense to Buyer).

                  Notwithstanding anything to the contrary set forth in this Master Repurchase Agreement, in no event shall Purchased Mortgage Assets remain in the custody of any of the Sellers or any affiliate of any of the Sellers, except as permitted under the Collateral Agency Agreement.

         Section 2.09.     Substitution.

         Paragraph 9 of the Master Repurchase Agreement is amended by deleting the existing Paragraph 9 in its entirety and replacing it with the following language:

         (a) In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date, such Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to noon (12:00 p.m.) (New York time) on the preceding Business Day, to substitute substantially the same Mortgage Assets for any Purchased Mortgage Assets; provided, however, that Buyer, in its sole and absolute discretion, may elect, by the close of business on the Business Day next following the Business Day on which notice is received not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by such Seller's transfer to Buyer of additional Mortgage Assets, and after substitution, the substituted additional Mortgage Loans shall be deemed to be Purchased Mortgage Assets. In the event Buyer elects not to accept such substitution, Buyer shall offer such Seller the right to terminate the Transaction. If such Seller elects to terminate such Transaction (which election shall be made in writing within five (5) Business Days of Buyer's offer to such Seller of the right to terminate the transaction), the date of termination will be determined in accordance with Paragraph 3(c) of the Master Repurchase Agreement.

         (b) In the event any of the Sellers exercises its right to substitute or terminate pursuant to subparagraph (a), the Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement Transactions; and (ii) entering into or terminating hedge transactions, (B) to the extent Buyer determines not to enter into replacement Transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination and (C) in the case of the termination of any Transaction, the related Repurchase Price for such Purchased Mortgage Assets. The foregoing amounts shall be determined and calculated solely by Buyer on a commercially reasonable basis.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

         Section 3.01.     Conditions Precedent to Initial Purchase from the
Sellers.

         The initial Purchase of Mortgage Assets from any of the Sellers hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such

Purchase the following, each (unless otherwise indicated) dated such date, in form and substance reasonably satisfactory to the Buyer:

         (a) Certified copies of the resolutions of the Board of Directors or the Managers of the applicable Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate or entity action and governmental approvals, if any, with respect to this Agreement and the Master Repurchase Agreement.

         (b) A certificate of the Secretary or Assistant Secretary of the applicable Seller certifying the names and true signatures of the officers of such Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

         (c) Opinions of counsel for the Sellers, as to such matters as the Buyer may request.

         (d) Fully executed originals of the Loan Agreement, and the Collateral Agency Agreement.

         Section 3.02.     Conditions Precedent to All Purchases.

         Each Purchase hereunder shall be subject to the further conditions precedent that:

         (a) prior to 12:00 noon (eastern time) on the Business Day prior to the date of such Purchase, the Buyer and the Collateral Agent shall have received a bill of sale and blanket assignment, in the form set forth in Exhibit B-I or Exhibit B-II hereto, and duly executed and delivered by the applicable Seller, with respect to the Mortgage Assets included in such Purchase;

         (b) the Principal Mortgage Documents with respect to each Mortgage Loan included in such Purchase, other than Wet Loans, shall have been physically delivered to the possession of the Collateral Agent;

         (c) on the date of such Purchase the following statements shall be true (and any of the Sellers, by accepting the amount of such Purchase, shall be deemed to have certified that):

                  (1) The representations and warranties contained in Section
                  4.01 are correct on and as of the date of such Purchase as though made on and as of such date,

                  (2) No event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Default or would constitute a Default, and

                  (3) The Buyer shall not have delivered to the applicable Seller a notice that the Buyer shall not make any further Purchases hereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01.     Representations of the Sellers.

         Paragraph 10 of the Master Repurchase Agreement is amended by deleting the existing language in its entirety and replacing it with the following: Each of the Sellers represents and warrants as follows:

         (a) Organization and Good Standing. It (i) is a corporation duly incorporated and existing in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified as a foreign entity and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (iii) has the corporate or entity power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (iv) is in compliance with all Requirements of Law.

         (b) Authorization and Power. It has the corporate or entity power and requisite corporate or entity authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party; it is duly authorized to and has taken all corporate or entity action necessary to authorize it to, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and is and will continue to be duly authorized to perform this Agreement and such other Transaction Documents.

         (c) No Conflicts or Consents. Neither the execution and delivery by it of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (i) contravene or conflict with any Requirement of Law to which it is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which its Property may be subject, or (ii) result in the creation or imposition of any Lien on the Property of such Seller (other than the sale of the Transferred Mortgage Assets as contemplated by this Agreement).

         (d) Enforceable Obligations. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed by it and are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

         (e) Full Disclosure. Neither its financial statements nor any Purchase Request, officer's certificate or statement delivered by it to the Buyer in connection with this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such information not misleading.

         (f) No Default. It is not in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound, if such default would also be a Default or an Event of Default (or, with notice or the passage of time would become a Default or an Event of Default) under
Section 7.01(a) of this Agreement.

         (g)      Litigation.

                           (i) Except as set forth on Schedule III to this
                  Agreement, there are no actions, suits or proceedings, including arbitrations and administrative actions, at law or in equity, either by or before any Governmental Authority, now pending or, to its knowledge, threatened by or against it or any of its Subsidiaries, and pertaining to any Governmental Requirement affecting its Property or rights or any of its Subsidiaries.

                           (ii) Neither it nor any of its Subsidiaries is in
                  default with respect to any Governmental Requirements.

                           (iii) Such Seller is not liable on any judgment,
                  order or decree (or any series of judgments, orders, or decrees) that could reasonably be expected to have a Material Adverse Effect and that has not been paid, stayed or dismissed within 60 days.

         (h) Taxes. All tax returns required to be filed by it in any jurisdiction have been filed, except where extensions of time to make those filings have been granted by the appropriate taking authorities and the extensions have not expired, and all taxes, assessments, fees and other governmental charges upon it or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on its books. There is no tax assessment or, to its best knowledge, proposed tax assessment against it that would have a Material Adverse Effect.

         (i)      [Reserved]

         (j)      Permits, Patents, Trademarks, Etc.

                           (i) It has all permits and licenses necessary for the
                  operation of its business.

                           (ii) It owns or possesses (or is licensed or
                  otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, that are necessary for the operation of its business without any known conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair any of such rights.

         (k) Status Under Certain Federal Statutes. It is not (i) a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility," as such term is defined in the Federal Power Act, as amended, (iii) an "investment company," or a company "controlled" by an

"investment company," within the meaning of the Investment Company Act of 1940, as amended, or (iv) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., and it is not a "carrier" to which 49 U.S.C. ss. 11301(b)(1) is applicable.

         (l) Securities Acts. It has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

         (m) No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by it of any document with, or the taking of any other action in respect of, any Governmental Authority that has jurisdiction over it or any of its Property.

         (n) Environmental Matters. There have been no past, and there are no pending or, its knowledge, threatened, claims, complaints, notices, or governmental inquiries against it regarding any alleged violation of, or potential liability under, any environmental laws that could reasonably be expected to have a Material Adverse Effect. It and its properties are in compliance in all material respects with all environmental laws and related licenses and permits, unless the failure to comply in all respects therewith could reasonably be expected to have a Material Adverse Effect. No conditions exist at, on or under any Property now or previously owned or leased by it that could give rise to liability under any environmental law that could reasonably be expected to have a Material Adverse Effect.

         (o) Eligibility. Such Seller is approved and qualified and in good standing as a lender or seller/servicer, as follows:

                           (i) Such Seller is a Fannie Mae approved
                  seller/servicer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be sold to Fannie Mae.

                           (ii) Such Seller is a Freddie Mac approved
                  seller/servicer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be sold to Freddie Mac.

                           (iii) Such Seller is each an approved FHA servicer,
                  VA servicer and Ginnie Mae issuer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be pooled into Ginnie Mae mortgage-backed securities Pools and to issue Ginnie Mae mortgage-backed securities.

         (p) Principal Office, Etc. The principal office, chief executive office and principal place of business of (i) American Home Mortgage Corp. is at 538 Broadhollow

Road, Melville, New York 11747 and (ii) American Home Mortgage Servicing, Inc. is at 538 Broadhollow Road, Melville, New York 11747 (executive offices), and its principal office is at 4600 Regent Blvd., Suite 201, Irving, Texas 75063.

         (q)      Financial Condition.

                           (i) Each of the Sellers has delivered to the Buyer
                  (x) copies of the consolidated balance sheets of AHMIC, as of June 30, 2005, and the related statements of income, stockholder's equity and cash flows for the year ended on such date, audited by independent certified accountants of recognized national standing; and (y) copies of the balance sheets of the American Home Mortgage Holdings, Inc., as of June 30, 2005, and the related statements of income for the six (6) months ended on such date (the "Interim Statements") and all such financial statements fairly present the financial condition of each of the Sellers as of their respective dates, subject, in the case of the Interim Statements, to normal year end adjustments and the results of operations of each of the Sellers for the periods ended on such dates and have been prepared in accordance with GAAP.

                           (ii) As of the date thereof, there are no
                  obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of any of the Sellers required to be recorded under GAAP that are not reflected therein.

                           (iii) No change that constitutes a Material Adverse
                  Effect has occurred in the financial condition or business of any of the Sellers since March 31, 2003.

         (r) Employee Benefit Plans. (i) No Employee Plan of any of the Sellers or any ERISA Affiliate has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (ii) neither any of the Sellers nor any ERISA Affiliate has incurred liability under ERISA to the PBGC, (iii) neither any of the Sellers nor any ERISA Affiliate has partially or fully withdrawn from participation in a Multiemployer Plan, (iv) no Employee Plan of any of the Sellers or any ERISA Affiliate has been the subject of involuntary termination proceedings, (v) neither any of the Sellers nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred in connection with any Employee Plan of any of the Sellers or any ERISA Affiliate other than events for which the notice requirement is waived under applicable PBGC regulations.

         (s) Ownership. On the date of this Agreement, AHMIC holds beneficial ownership, directly or indirectly of 100% of the issued and outstanding shares of each class of the stock of each of the Sellers. American Home Mortgage Corp. is the owner of 100% of the membership interests in the Buyer.

         (t) Eligible Mortgage Assets. Each Mortgage Asset purported to be sold by any of the Sellers hereunder is an Eligible Mortgage Asset as of the date of such sale, and each such Mortgage Asset, together with the related Mortgage Loan Collateral, is owned (immediately prior to its sale hereunder) by the applicable Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer). When

Buyer acquires a Transferred Mortgage Asset by Purchase hereunder, it shall acquire good and marketable title to such Transferred Mortgage Asset and the related Mortgage Loan Collateral and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer), and no effective financing statement or other instrument similar in effect covering any Transferred Mortgage Asset, any interest therein, the related Mortgage Loan Collateral or Collections with respect thereto is on file in any recording office except such as may be filed in favor of Buyer in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Buyer. In addition, with respect to each Mortgage Loan sold to the Buyer that is subsequently sold to Freddie Mac, such Seller hereby makes the representations and warranties set forth in the Freddie Mac Selling Guide and such Seller's Master Agreement and Mortgage Loan Purchase Agreement with Freddie Mac. In addition, with respect to each Mortgage Loan sold to Buyer that is subsequently sold to Fannie Mae, such Seller hereby makes the representations and warranties (collectively, the "Fannie Mae Representations and Warranties") set forth in the Fannie Mae Selling and Servicing Guides, the Mortgage Selling and Servicing Contract between such Seller and Fannie Mae, and Master Agreement No. MC03136.1 by and among Fannie Mae and such Seller, as amended from time to time, and all subsequent master agreements entered into by and among Fannie Mae and such Seller (collectively, the "Fannie Mae Incorporated Documents") as though the Fannie Mae Representations and Warranties were fully set forth herein. The Fannie Mae Incorporated Documents are incorporated herein by reference as though fully set forth herein, and the Fannie Mae Representations and Warranties shall survive the delivery of any Mortgage Loan to Fannie Mae. Further, with respect to each Non-Conforming Loan, such Seller hereby makes the representations and warranties set forth in the related mortgage loan purchase agreement, seller/servicer guide or other similar agreement with the applicable Approved Take-Out Investor.

         (u) No Intent to Hinder Creditors. The transfers of Transferred Mortgage Assets by any of the Sellers to the Buyer pursuant to this Agreement, and all other transactions between any of the Sellers and the Buyer, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of any of the Sellers.

         (v) No Adverse Selection. No selection procedure was utilized by any of the Sellers in selecting the Transferred Mortgage Assets to be transferred to the Buyer hereunder which any of the Sellers reasonably believes to be adverse to the interests of the Buyer.

         (w) Trade Names. Except as set forth on Schedule I hereto, the Sellers are neither known by nor use any trade name or doing-business-as name.

         (x)      Origination of Mortgage Loans.

                           (i) Each Eligible Mortgage Loan was originated in
                  compliance with local, state and federal law applicable thereto at the time of origination, including, without limitation, required disclosures of points, charges and fees.

                           (ii) Each Eligible Mortgage Loan was originated using
                  credit policies in effect at the time of such origination, which were designated to provide guidelines in underwriting the creditworthiness of the Obligors and to determine the Obligors' ability to repay the debt. In accordance with such policies, each of the Sellers considered, among other things, the credit history of the Obligor and other credit indicators such as income verification and/or debt-to-income ratios of the Obligor. No Mortgage Loan was originated based solely on an estimation of the value of the mortgaged property without any consideration of the potential ability of the Obligor to repay the amount owed under the Mortgage Loan.

                           (iii) No Mortgage Loan violates any of the provisions
                  of the Home Ownership and Equity Protection Act of 1994 (15 U.S.C. ss. 1602(aa)) or Regulation Z (12 C.F.R. 226.32).

                           (iv) No Obligor was required to purchase any credit
                  life, disability, accident or health insurance product as a condition of obtaining the Mortgage Loan. No Obligor obtained a prepaid single-premium credit life, disability, accident or health policy in connection with the origination of the Mortgage Loan.

                           (v) Each Mortgage Loan reported as an Eligible
                  Mortgage Loan is an Eligible Mortgage Loan.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Each of the Sellers shall at all times comply with the covenants contained in this Article V, from the date hereof until the later of the Termination Date and the date all of the Obligations are paid in full.

         Section 5.02.     Financial Statements and Reports.

         Each of the Sellers shall furnish to the Buyer the following, all in form and detail satisfactory to the Buyer:

         (a) promptly after becoming available, and in any event within 120 days after the close of each fiscal year of AHMIC, such Person's audited consolidated and consolidating balance sheets, as of the end of such fiscal year, and the related statements of income, stockholders' equity and cash flows of such Person for such year showing within such consolidated and consolidating balance sheets and statements of income the balance sheet and statements of income for the Sellers accompanied by (i) the related report of independent certified public accountants which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred and (ii) if issued, the auditor's letter or report to management customarily given in connection with such audit;

         (b) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter of each fiscal year of AHMIC, the unaudited consolidated and consolidating balance sheet of AHMIC as of the end of such fiscal quarter and related statements of income, stockholders' equity and cash flows of AHMIC for such fiscal quarter and the period from the first day of the then current fiscal year of AHMIC through the end of such fiscal quarter, showing within such consolidating and consolidated balance sheets and statements of income the balance sheet and statements of income for the Sellers certified by a Financial Officer of the Performance Guarantor, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

         (c) promptly and in any event within twenty (20) days after the request of the Buyer at any time and from time to time, a certificate, executed by a responsible officer of such Seller, setting forth all of such Seller's warehouse borrowings and a description of the collateral related thereto;

         (d) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "reportable event" defined in Article IV of ERISA that such Seller files or that the Borrower, Originators or Servicer is required to file under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor, the Borrower, Originators or Servicer receives from the PBGC;

         (e) immediately after becoming aware of the expiration, forfeiture, termination, or cancellation of, or default under, any Take-Out Commitment or Hedge, telephone notice thereof confirmed in writing within one Business Day, together with a statement as to what action the Buyer proposes to take with respect thereto; provided that no such notice need be given if such Take-Out Commitment or Hedge, is replaced by another Take-Out Commitment or Hedge within one Business Day;

         (f) promptly after obtaining knowledge thereof, notice of any Event of Default or Termination Date hereunder;

         (g) at least ten Business Days prior to any change in such Seller's name, a notice setting forth the new name and the effective date thereof; and

         (h) such other information concerning the business, properties or financial condition of such Seller as the Buyer may reasonably request.

         Section 5.03.     Taxes and Other Liens.

         Each of the Sellers shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of its Property; provided, however, the Sellers shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by the applicable Seller or on its behalf and if it shall have set up reserves therefor adequate under GAAP.

         Section 5.04.     Maintenance.

         Each of the Sellers shall (i) maintain its corporate or entity existence, rights and franchises and (ii) observe and comply with all Governmental Requirements.

         Section 5.05.     Further Assurances.

         (a) Each of the Sellers agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or its assignee may request, to perfect, protect or more fully evidence the sale of Mortgage Assets under this Agreement, or to enable the Buyer or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, each of the Sellers will, upon the request of the Buyer or its assignee, (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Mortgage Assets; and (ii) deliver to the Buyer and/or the Collateral Agent copies of all Mortgage Loan Collateral relating to the Transferred Mortgage Assets and all records relating thereto, whether in hard copy or in magnetic tape or diskette format.

         (b) Each of the Sellers authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Mortgage Assets, the related Mortgage Loan Collateral and the Collections with respect thereto without the signature of any of the Sellers where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

         Section 5.06.     Insurance.

         (a) Each of the Sellers shall maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds in form and with coverage and with a company reasonably satisfactory to the Buyer and with respect to such individuals or groups of individuals as the Buyer may designate.

         (b) Each of the Sellers for so long as one of the Sellers is the Servicer of the Transferred Mortgage Assets shall cause (i) all improvements on the land covered by each Mortgage related to any Transferred Mortgage Assets to be kept continuously insured by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the original mortgagee and its successors and assigns or, in the case of a MERS Designated Mortgage Loan, the beneficial owner of such mortgage loan, and (ii) each such policy to be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders.

         (c) In the event that any of the Sellers shall obtain and maintain a blanket policy issued by an issuer that has a Best rating acceptable to Fannie Mae insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.05(b) and otherwise complies with all other requirements of Section 5.05(b), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.05(b), it being understood and agreed that such policy may contain a deductible clause, in which case any such Seller shall, in the event that there shall not have been maintained on the related mortgaged property a policy complying with Section 5.05(b), and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the applicable Seller agrees to prepare and present, on behalf of the Buyer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Buyer or its assigns, such Seller shall cause to be delivered to the Buyer or its assigns a certified true copy of such policy and shall obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Buyer or its assigns.

         Section 5.07.     Accounts and Records.

         Each of the Sellers shall keep books of record and account in which full, true and correct entries will be made of all material dealings or transactions in relation to its business and activities, in accordance with GAAP. Each of the Sellers shall maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create all records pertaining to the performance of each of the Sellers' obligations under the Take-Out Commitments and Hedges and other agreements made with reference to any Mortgage Loans in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information necessary or advisable for the performance by the Sellers of their obligations. Each of the Sellers will keep and maintain all servicing records, pursuant to all Governmental Requirements and as required by all Approved Take-Out Investors.

         Section 5.08.     Periodic Visits.

         Each of the Sellers shall permit any officer, employee or agent of the Administrative Agent (including an independent certified public accountant selected by the Administrative Agent) to visit (each such visit, a "Periodic Visit") and inspect any of its Properties, examine its books of record and accounts, documents (including without limitation computer tapes and disks), telecopies and extracts from the foregoing, and discuss its affairs, finances and accounts with its officers, accountants, and auditors, and to review the business of originating the Mortgage Loans, the sale of the Mortgage Loans by the Sellers to the Buyer, and the servicing of the Mortgage Loans by the Servicer, including the Servicer's collections systems, all during reasonable business hours and as often as the Administrative Agent may desire and no more than twice a year unless an Event of Default has occurred and is continuing. The Buyer agrees to pay the reasonable costs of reviews and inspections performed pursuant to this Section 6.8, including the costs and expenses charged by the certified public accountant in preparing and delivering to the Administrative Agent with respect to the certified public accountant's review on a scope and in a form reasonably acceptable to the Administrative Agent and each Managing Agent (such report, a "Report of Visit").

         Section 5.09.     Notice of Certain Events.

         Each of the Sellers shall promptly notify the Buyer in writing upon (i) the commencement of, or any determination in, any legal, judicial or regulatory proceedings that, if adversely determined, could also be a Default or an Event of Default under this Agreement; (ii) any dispute between any of the Sellers and any Governmental Authority or any other Person that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any change in the business or financial condition of any of the Sellers, including, without limitation, a Seller's insolvency that could reasonably be expected to have a Material Adverse Effect; (iv) any event or condition known to it that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (v) the receipt of any notice from, or the taking of any other action by any Approved Take-Out Investor indicating an intent not to honor, or claiming a default under a Take-Out Commitment that could reasonably be expected to have a Material Adverse Effect if such Take-Out Commitment is not replaced with another Take-Out Commitment or Hedge, together with a detailed statement by a responsible officer of the applicable Seller specifying the notice given or other action taken by such Approved Take-Out Investor and the nature of the claimed default and what action such Seller is taking or proposes to take with respect thereto, (vi) the receipt of any notice from, and or the taking of any action by any Governmental Authority indicating an intent to cancel the applicable Seller's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans and (vii) the receipt of any notice of any final judgment or order for payment of money applicable to any of the Sellers that could reasonably be expected to have a Material Adverse Effect.

         Section 5.10.     Performance of Certain Obligations.

         Each of the Sellers shall perform and observe each of the provisions of each Mortgage Loan transferred hereunder and the related Take-Out Commitment or Hedge on its part to be performed or observed and will cause all things to be done that are necessary to have each item of the Transferred Mortgage Assets comply with the requirements of the related Take-Out Commitment or Hedge.

         Section 5.11.     Notice of Default.

         Each of the Sellers shall furnish to the Buyer immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action that such Seller is taking or proposes to take with respect thereto.

         Section 5.12.     Compliance with Laws and Material Agreements.

         Each of the Sellers shall comply with (a) all applicable law, rules, regulations and orders, and (b) material agreements, indentures, mortgages and corporate documents.

         Section 5.13.     Deposits of Proceeds.

         Each of the Sellers shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, cash or cash proceeds other than payments in respect of Take-Out Commitments and other Collections of Transferred Mortgage Assets.

         Section 5.14.     Closing Instructions.

         Each of the Sellers agrees to indemnify and hold the Buyer and its assignee harmless from and against any loss, including attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of such Seller relating to any Mortgage Loan included in the Transferred Mortgage Assets.

         Section 5.15. Special Affirmative Covenants Concerning Transferred Mortgage Assets.

         (a) Each of the Sellers shall service or cause to be serviced pursuant to the Loan Agreement all Mortgage Loans sold by it and included in the Transferred Mortgage Assets in accordance with the standard requirements of the issuers of Take-Out Commitments or Hedges covering the same and all applicable Fannie Mae or Freddie Mac requirements, including without limitation taking all actions necessary to enforce the obligations of the Obligors under such Mortgage Loans. Each of the Sellers shall hold all escrow funds collected in respect of Mortgage Loans, without commingling the same with any other non-escrow funds and in accordance with applicable law, and apply the same for the purposes for which such funds were collected.

         (b) Each of the Sellers shall, no less than on an annual basis, review financial statements, compliance with financial parameters, Fannie Mae/Freddie Mac approvals (if applicable) and state licenses of all Persons from whom such Seller acquires Mortgage Loans.

         Section 5.16.     Limitations on Mergers and Dissolutions.

         Each of the Sellers shall not (i) merge or consolidate with or into any corporation or other entity, unless such Seller is the surviving entity of any such merger or consolidation nor (ii) liquidate or dissolve.

         Section 5.17.     Fiscal Year.

         The Sellers shall not change their fiscal year other than to conform with changes that may be made to the Performance Guarantor's fiscal year and then only after notice to the Buyer and after whatever amendments are made to this Agreement as may be required by the Buyer in order that the reporting criteria for the financial covenants contained in this Article V remain substantially unchanged.

         Section 5.18. Actions with Respect to Transferred Mortgage Assets. The Sellers shall not:

         (a) Compromise, extend, release, or adjust payments on any Transferred Mortgage Loan, accept a conveyance of mortgaged Property in full or partial satisfaction of any Mortgage debt or release any Mortgage securing or underlying any Transferred Mortgage Loan except as permitted by the related Approved Take-Out Investor or as contemplated in the servicing guidelines distributed thereby;

         (b) Agree to the amendment or termination of any Take-Out Commitment in which the Buyer has an interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which the Buyer has an interest hereunder; or

         (c) Permit the payment instructions relating to a Take-Out Commitment to provide for payment to any Person except directly to the Collection Account.

         Section 5.19.     Tangible Net Worth.

         The Sellers shall not:

                  (i) Permit at any time AHMIC's Tangible Net Worth to be less than $685,000,000, plus 75% of the Net Cash Proceeds of any capital stock (including preferred stock) issued by AHMIC after June 30, 2005.

                  (ii) Permit at any time the Tangible Net Worth of American Home Mortgage Servicing, Inc. to be less than $30,000,000.

                  (iii) Permit at any time the Tangible Net Worth of American Home Mortgage Corp. to be less than $21,000,000.

         Section 5.20.     Employee Benefit Plans.

         The Sellers shall not permit any of the events or circumstances described in Section 4.01(r) to exist or occur.

         Section 5.21.     Change of Principal Office and Organization.

         The Sellers shall not move their principal offices, executive offices or principal places of business from the addresses set forth in Section 4.1(p) or organize under the law of any jurisdiction other than the State under which they are organized as of the date hereof (whether changing their jurisdiction of organization or organizing under an additional jurisdiction) without 30 days' prior written notice to the Administrative Agent, which shall be accompanied by copies of all necessary UCC-3 amendments, with evidence of filing thereon, to all UCC-1 financing statements filed in connection with the Agreement.

         Section 5.22.     [Reserved].

         Section 5.23.     Delivery of Wet Loans.

         Each of the Sellers shall deliver to the Collateral Agent, within nine
(9) Business Days after the date of origination of any Wet Loan from such Seller, the Principal Mortgage Documents relating to such Wet Loan.

         Section 5.24.     Change in Business.

         The Sellers will not make any change in the character of its business that would adversely affect the collectability of the Transferred Mortgage Assets or the ability of any of the Sellers to perform its obligations under this Agreement.

         Section 5.25.     Separate Conduct of Business.

         Each of the Sellers will: (i) maintain separate corporate or entity records and books of account from those of the Buyer; (ii) conduct its business from an office separate from that of the Buyer; (iii) ensure that all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms separate from those of the Buyer; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Buyer; (vi) not engage in any transaction with the Buyer except as contemplated by this Agreement or as permitted by the Loan Agreement; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with GAAP and (B) that the assets of the Buyer are not available to pay the creditors of such Seller.

         Section 5.26.     Sales, Liens, Etc.

         Except for the sales of Transferred Mortgage Assets contemplated herein, the Sellers will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Mortgage Asset or Mortgage Loan Collateral, or Collections related thereto, or upon or with respect to any account to which any Collections of any Transferred Mortgage Assets are sent, or assign any right to receive income in respect thereof.

         Section 5.27.     Operations and Properties.

         Each of the Sellers shall act prudently and in accordance with customary industry standards in managing and operating its Property and shall continue to underwrite, hedge and sell Mortgage Loans in the same diligent manner it has applied in the past and take no greater credit or market risks than are currently being borne by it.

         Section 5.28.     Performance Guarantor Credit Rating.

         If at any time any of the senior debt of AHMIC, which is publicly held, shall fail to bear a rating of at least BB by S&P, Ba2 by Moody's or BB by Fitch, each of the Sellers shall give the Buyer or its assigns written notice of such change in rating, within two Business Days of the date on which such change is announced by either of these rating agencies.

         Section 5.29.     Hedges.

         Each of the Sellers shall obtain, and maintain in full force and effect, Hedges, as of each determination, with an aggregate purchase price at least equal to the total of the original principal balances of the Sellers' entire portfolio of Mortgage Loans plus the Buyer's entire portfolio of Mortgage Loans. Each of such Take-Out Commitments shall reflect only those terms and conditions as are permitted hereunder or are acceptable to the Administrative Agent. Each of the Sellers shall obtain, and maintain in full force and effect, forward purchase commitments (which may include options to sell Mortgage Loans to Approved Take-Out Investors, so long as the Approved Take-Out Investor is bound thereby) issued by Approved Take-Out Investors and obligating such Approved Take-Out Investors to purchase a portion of such Seller's subsequently acquired Mortgage Loans.

         Section 5.30.     Environmental Compliance.

         Each of the Sellers shall use and operate all of its facilities and properties in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws.

         Section 5.31.     Approved Take-Out Investor Concentration Limits.

         The Sellers covenant that, at any time:

         (a) the portion of the total Collateral Value that may be attributable to any single Approved Take-Out Investor listed on Schedule II pursuant to one or more Take-Out Commitments shall not exceed the concentration limit for such Approved Take-Out Investor as set forth on Schedule II (as the same may be updated from time to time), and

         (b) the portion of Mortgage Loans covered by a single Approved Take-Out Investor with (i) a rating of its short-term debt of A-3 or lower (or, if a short-term rating is not available, a rating of long-term debt of BBB- or lower) by S&P, a rating of its short-term debt of P-3 or lower (or, if a short-term rating is not available, a rating of the long-term debt of Baa3 or lower) by Moody's or a rating of its short-term debt of F3 or lower (or, if a short-term rating is not available, a rating of long-term debt of BBB- or lower) by Fitch (it being understood that if the ratings assigned by S&P, Moody's and Fitch are split, the lowest rating will control, and it being understood that if only one Rating Agency has assigned a rating, that rating will control) shall not exceed fifteen percent (15%) of the Maximum Facility Amount.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.01.     Servicing.

         So long as the Loan Agreement remains in effect, the servicing, administration and collection of the Transferred Mortgage Assets will be conducted by the Person designated as the Servicer pursuant to the Loan Agreement and in the manner provided in the Loan Agreement. If the Loan Agreement is terminated, the parties hereto agree to enter into a servicing arrangement on terms substantially similar to those contained in the Loan Agreement. The parties acknowledge that American Home Mortgage Servicing, Inc. has been designated as the initial Servicer pursuant to the terms and provisions of the Loan Agreement.

         Section 6.02.     Releases of Mortgage Notes for Servicing.

         The Buyer (or the Servicer on behalf of the Buyer) may from time to time request, in writing, that the Collateral Agent deliver a Mortgage Note that constitutes Transferred Mortgage Assets for correction or servicing actions under the Collateral Agent's "Trust Receipt and Security Agreement Letter", in the form provided for in the Collateral Agency Agreement, as and to the extent permitted pursuant to Section 3.5 of the Collateral Agency Agreement.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.01.     Events of Default.

         (a) Section 11 is amended by deleting such Section in its entirety and substituting the following therefor:

                  (i) any of the Sellers fails to make (A) any payment required under Section 2.03 or 2.04 by the day that such payment is due, (B) payment, when due, of any cost, expense, indemnity payment or other amount due hereunder, and such failure continues for five calendar days after written notice thereof; or, (C) while one of the Sellers is acting as the Servicer, the Servicer fails to make any payment or deposit to be made by it under this Agreement or the Master Repurchase Agreement when such payment is due if such failure is not cured within five calendar days of the due date of such payment as deposit; or

                  (ii) any of the Sellers or, while one of the Sellers is acting as the Servicer, the Servicer fails to keep or perform any covenant or material obligations contained in this Agreement or the Master Repurchase Agreement (other than as referred to in clause (i) above) and such failure continues unremedied beyond the expiration of any applicable grace or notice period which may be expressly provided for in such covenant or material obligations; or

                  (iii) [Reserved]

                  (iv) any warranty or representation by or on behalf of any of the Sellers contained in this Agreement or the Master Repurchase Agreement or any statement warranty or representation in any Purchase Request, officer's certificate or other writing furnished in connection with this Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made, provided that a breach of a representation or covenant that affects an individual Mortgage Loan shall not constitute an Event of Default unless made knowingly or intentionally ; or

                  (v) (i) any of the Sellers, the Servicer (so long as the Servicer and one of the Sellers are the same entity) or either Performance Guarantor fails to make when due or within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance of over $1,500,000.00 with respect to each Seller or the Servicer ($10,000,000 in the case of a Performance Guarantor); or
         (ii) any event or condition occurs under any provision contained in any such obligation or any agreement securing or relating to such obligation (or any other breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit with the giving of notice or lapse of time or both the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or (iii) any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or (iv) any of the foregoing occurs with respect to any one or more items of Indebtedness of any of the Sellers, the Servicer (so long as the Servicer and one of the Sellers are the same entity) or either Performance Guarantor with unpaid principal balances exceeding, in the aggregate, $1,500,000.00 with respect to each Seller or the Servicer ($10,000,000 in the case of a Performance Guarantor); or

                  (vi) any Purchase of Mortgage Assets hereunder and the Mortgage Loan Collateral and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Mortgage Assets, Mortgage Loan Collateral and Collections free and clear of any Adverse Claim and any of the Sellers fails to repurchase such Mortgage Assets pursuant to Section 2.04; or

                  (vii) any of the Sellers shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or

                  (viii) any of the Sellers shall (A) apply for or consent to the appointment of a receiver, trustee, Collateral Agent, intervenor or liquidator of it or of all or a substantial part of its assets, (B) file a voluntary petition in bankruptcy, (C) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (D) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (E) take corporate action for the purpose of effecting any of the foregoing; or

                  (ix) an involuntary petition or complaint shall be filed against any of the Sellers seeking bankruptcy or reorganization of any of the Sellers or the appointment of a receiver, custodian, trustee, intervenor or liquidator of any of the Sellers, or all or substantially all of the assets of any of the Sellers, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or, decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any of the Sellers or appointing a receiver, custodian, trustee, intervenor or liquidator of any of the Sellers, or of all or substantially all of assets of any of the Sellers; or

                  (x) an Event of Default shall have occurred under the Loan Agreement;

(each of the foregoing, an "Event of Default") then, and in any such event, the Buyer may, by notice to the applicable Seller, take either or both of the following actions: (A) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred) and (B) if the Event of Default relates to one of the Sellers that is also the Servicer, subject to the provisions of the Loan Agreement, designate another Person to succeed such Seller as Servicer (without payment of any servicer termination fees); provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in clauses (vii),
(viii) or (ix) of this Paragraph 7.01(a), the Termination Date shall occur. Upon any such declaration or designation or upon such automatic termination, the Buyer shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Transferred Mortgage Assets provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

         (b) The parties hereto recognize that each of the Sellers' obligations to Buyer under this Agreement and the Master Repurchase Agreement are special, unique and of extraordinary character. If an Event of Default occurs hereunder, each of the Sellers agrees that Buyer may enforce this Agreement and the Master Repurchase Agreement by a proceeding for specific performance or other equitable remedy including, without limitation, a proceeding in which replevin or injunction is sought by Buyer. Each of the Sellers hereby waives to the fullest extent permitted by law any and all rights it may have by statute, constitution or otherwise, to (i) assert the defense of adequacy of a remedy at law that might be asserted as a bar to such proceeding, and (ii) the fixing, imposition or posting of a bond or other security by Buyer as a condition to obtaining any equitable relief sought by Buyer, which relief each of the Sellers further agrees may be obtained ex parte without prior notice to any of the Sellers provided a hearing is substantially provided the applicable Seller within a reasonable time after any ex parte relief may be granted Buyer. Each of the Sellers further agrees that the rights and remedies hereunder are cumulative, and are not exclusive of any rights, powers, privileges, or remedies, now or thereafter existing, at law, or in equity or otherwise.

         Section 7.02.     Remedies.

         (a) If an Event of Default occurs with respect to any of the Sellers, the following rights and remedies are available to the Buyer:

                  (i) At the option of the Buyer, exercised by written notice to the applicable Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

                  (ii) If the Buyer exercised or is deemed to have exercised the option referred to in subsection (a)(i) of this Section:

                           (A)      the applicable Seller's obligations
                                    hereunder to repurchase all Purchased
                                    Mortgage Assets in such Transactions shall thereupon become immediately due and payable, and

                           (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any proceeds from the sale of Purchased Mortgage Assets applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section, and
                                    (II) any amounts applied to the Repurchase
                                    Price pursuant to subsection (a)(iii) of this Section).

         (iii) The Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices as the Buyer may reasonably deem satisfactory any or all Mortgage Assets subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchase Assets, to give the applicable Seller credit for such Purchase Assets in an amount equal to the Collateral Value of the Purchased Mortgage Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the applicable Seller hereunder. The proceeds of any disposition of Purchased Mortgage Assets shall be applied first to the costs and expenses incurred by the Buyer in connection with the defaulting Seller's default; second to Buyer's costs (including fees and expenses of counsel to Buyer) of cover and/or related hedging or similar transactions (including any transaction described in paragraph 8 of the Master Repurchase Agreement); third to the Repurchase Price; and fourth to any other outstanding obligation of the applicable Seller to the Buyer or its affiliates.

         (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Assets may not be liquid. In view of the nature of the Purchased Mortgage Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Assets and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Assets on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the good faith judgment of Buyer.

         (v) Buyer shall, without regard to the adequacy of the security for any of the Sellers' obligations under this Agreement and the Master Repurchase Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Mortgage Assets or any portion thereof, and collect the payments due with respect to the Purchase Assets or any portion thereof. The Sellers shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

         (vi) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and any of the Sellers.

         (vii) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and
                  (iii) of this Section, at any time thereafter without notice to any of the Sellers. All rights and remedies arising under this Agreement and the Master Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

         (viii) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of any of the Sellers which may be in the possession of Buyer or its designee (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by any of the Sellers to Buyer pursuant to this Agreement and the Master Repurchase Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Assets or proceeds thereof, and all other sums or obligations owed by the Buyer to the Sellers against all of Seller's obligations to Buyer, whether under this Agreement and the Master Repurchase Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's rights to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from any of the Sellers shall be returned to the applicable Seller after satisfaction of all obligations of each of the Sellers to Buyer.

         (ix) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each of the Sellers hereby expressly waives any defense any of the Sellers might otherwise have to require Buyer to enforce its rights by judicial process. Each of the Sellers also waives any defense any of the Sellers might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Items, or from any other election of remedies. Each of the Sellers recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

         (x) Notwithstanding anything to the contrary herein, the Buyer shall have no right to proceed against any assets of any of the Sellers other than the Purchased Mortgage Assets in the event of a default in any of the Sellers' obligations to repurchase any Purchased Mortgage Assets pursuant to Section 3(b) or 3(c) of the Master Repurchase Agreement, as modified by this Agreement. Such obligations of the Sellers to repurchase Purchased Mortgage Assets pursuant to Section 3(b) and 3(c) of the Master Repurchase Agreement, as modified by this Agreement, shall be recourse solely to the Purchased Mortgage Assets, in the aggregate, and the Sellers shall have no obligation in respect of any deficiencies. By contrast, each of the Sellers' obligations to repurchase Purchased Mortgage Assets pursuant to Section 2.5 hereunder shall be recourse to the assets of any of the Sellers.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.01.     Indemnities by the Sellers.

         Without limiting any other rights which the Buyer may have hereunder or under applicable law, each of the Sellers hereby agrees to indemnify the Buyer and its assigns and transferees (each, an "Indemnified Party") from and against any and all damages, claims, losses, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Indemnified Party arising out of or as a result of this Agreement or the purchase of any Transferred Mortgage Assets or in respect of any Transferred Mortgage Asset or any related Mortgage Loan Collateral, including, without limitation, arising out of or as a result of:

         (a) the inclusion, or purported inclusion, in any Purchase of any Mortgage Asset that is not an Eligible Mortgage Asset on the date of such Purchase, or the characterization in any statement made by any of the Sellers of any Transferred Mortgage Asset as an Eligible Mortgage Asset which is not an Eligible Mortgage Asset as of the date of such statement;

         (b) any representation or warranty or statement made or deemed made by any of the Sellers (or any of its officers) under or in connection with this Agreement, which shall have been incorrect when made;

         (c) the failure by any of the Sellers to comply with any applicable law, rule or regulation with respect to any Transferred Mortgage Asset or the related Mortgage Loan

Collateral, or the failure of any Transferred Mortgage Asset or the related Mortgage Loan Collateral to conform to any such applicable law, rule or regulation;

         (d) the failure to vest in the Buyer absolute ownership of the Mortgage Assets that are, or that purport to be, the subject of a Purchase under this Agreement and the Mortgage Loan Collateral and Collections in respect thereof, free and clear of any Adverse Claim;

         (e) the failure of any of the Sellers to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Mortgage Assets that are, or that purport to be, the subject of a Purchase under this Agreement and the Mortgage Loan Collateral and Collections in respect thereof, whether at the time of any Purchase or at any subsequent time;

         (f) any claim by any Obligor arising out of any of the Sellers' activities in connection with originating or purchasing any Transferred Mortgage Asset or any offset by any Obligor against any of the Sellers arising out of acts by any of the Sellers;

         (g) any failure of the Sellers, as Seller or Servicer, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Mortgage Loan Collateral related to a Transferred Mortgage Asset;

         (h) the commingling of Collections of Transferred Mortgage Assets by any of the Sellers or any designee of any of the Sellers, as Servicer or otherwise, at any time with other funds of any of the Sellers or any Affiliate of any of the Sellers;

         (i) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Transferred Mortgage Assets or the Mortgage Loan Collateral or Collections with respect thereto or in respect of any Transferred Mortgage Asset or related Mortgage Loan Collateral;

         (j) any failure of any of the Sellers to comply with its covenants contained in Section 5.01; or

         (k) any claim brought by any Person other than an Indemnified Party arising from any activity by any of the Sellers or any Affiliate of any of the Sellers in servicing, administering or collecting any Transferred Mortgage Asset.

         It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectability or payment of the Transferred Mortgage Assets and (ii) that nothing in this Section 8.01 shall require any of the Sellers to indemnify any Person (A) for Mortgage Assets which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Mortgage Asset or any related Mortgage Loan Collateral.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01.     Amendments, Etc.

         No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Sellers therefrom shall be effective unless in a writing signed by the Buyer, and by any assignee of the Buyer if the amendment or waiver in any way affects any right, remedy or obligation of the Buyer to such assignee, and, in the case of any amendment, also signed by each of the Sellers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer or any assignee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 9.02.     Notices, Etc.

         Any notice, demand or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Transaction Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. With the exception of certain administrative and collateral reports that may be directed to specific departments of the Administrative Agent, all such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as set forth on the signature page hereto, or at such other addresses or to such officer's, individual's or department's attention as any party may have furnished the other parties in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except with respect to notices and requests given pursuant to Sections 2.3 and 3.3 of the Loan Agreement. Communications related thereto shall not be effective until actually received by the Collateral Agent, the Administrative Agent, the Issuer or the Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Collateral Agent, the Administrative Agent or the Borrower, as the case may be.

         Section 9.03.     Binding Effect; Assignability.

         (a) This Agreement shall be binding upon and inure to the benefit of each of the Sellers, the Buyer and their respective successors and assigns; provided, however, that the Sellers may not assign their rights or obligations hereunder or any interest herein without the prior written consent of the Buyer, or as provided in the next sentence and any attempted assignment shall be null and void. In connection with any sale or assignment by the Buyer of all or a portion of the Transferred Mortgage Assets, the buyer or assignee (including Fannie Mae, Freddie Mac or any other Approved Take-Out Investor or other purchaser to whom rights under this

Agreement may be assigned but only with respect to an assignment made following and during the continuance of an Event of Default), as the case may be, shall, to the extent specifically provided in connection with its purchase or assignment, under a master agreement or otherwise (in the case of Mortgage Loans delivered to Fannie Mae), have all rights and remedies of the Buyer under this Agreement (as if such buyer or assignee, as the case may be, were the Buyer hereunder) and without limitation of the foregoing, all representations and warranties (including Fannie Mae Representations and Warranties in the case of Mortgage Loans delivered to Fannie Mae) made by each of the Sellers to Buyer shall be directly enforceable by such buyer or assignee, except to the extent specifically provided in the agreement between the Buyer and such buyer or assignee, as the case may be.

         (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, when all of the Obligations are paid in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by each of the Sellers pursuant to Article IV and the provisions of Article VIII and Sections 9.04 and 9.05 shall be continuing and shall survive any termination of this Agreement.

         Section 9.04.     Costs, Expenses and Taxes, Expenses and Taxes.

         (a) In addition to the rights of indemnification granted to the Buyer pursuant to Article VIII hereof, each of the Sellers agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the Buyer as to its rights and remedies under this Agreement, and the each of Sellers agrees to pay all reasonable costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Mortgage Assets which are not paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor.

         (b) In addition, each of the Sellers agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and each of the Sellers agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 9.05.     No Proceedings.

         Each of the Sellers hereby agrees that it will not institute against the Buyer any proceeding of the type referred to in Section 7.01(a)(viii) or
(ix) so long as there shall not have elapsed one year plus one day since the later of (i) the Termination Date and (ii) the date on which all of the Obligations are paid in full.

         Section 9.06.     GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

         Section 9.07.     Third Party Beneficiary.

         Each of the parties hereto hereby acknowledges that the Buyer may assign or grant a security interest in all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign or grant a security interest in their rights under this Agreement, and each of the Sellers hereby consents to any such assignments or grants of security interests. All such assignees, including parties to the Loan Agreement in the case of assignment or the grant of a security interest to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment. Notwithstanding any provision to the contrary contained in this Agreement, with respect to each Mortgage Loan sold to Buyer that is subsequently sold to Fannie Mae, in addition to the other rights and remedies granted herein, Fannie Mae shall have, and may exercise any and all rights and remedies that are available to Fannie Mae under the Fannie Mae Incorporated Documents as a result of a breach of any of the Fannie Mae Representations and Warranties. Fannie Mae's definition or determination of what event constitutes a breach shall be determinable by Fannie Mae under the terms of the Fannie Mae Incorporated Documents. All rights and remedies granted herein are cumulative and non-exclusive, and the exercise of any one shall not preclude the exercise of others.

         Section 9.08.     Execution in Counterparts.

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 9.09.     Repurchase Transactions.

         Buyer may in its sole discretion engage in repurchase transactions with the Purchased Mortgage Assets or pledge or hypothecate the Purchased Mortgage Assets with a counterparty of Buyer's choice; provided, however, that no such transaction by Buyer shall relieve Buyer of its obligations to any of the Sellers in connection with the repurchase by any of the Sellers of any Purchased Mortgage Assets in accordance with the terms of this Agreement and that, upon demand by any of the Sellers, Buyer shall redeliver to such Seller such repurchased Purchased Mortgage Assets as are specifically identified by such Seller free and clear of any liens or encumbrances created, or permitted or suffered to be created, by Buyer.

         Section 9.10.     Consent to Jurisdiction; Waiver of Immunities.

         EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

         TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER AND SERVICER:           AMERICAN HOME MORTGAGE SERVICING, INC.

                               By:      /s/ Alan B. Horn
                                       -----------------------------------------
                               Name:   Alan B. Horn
                                       -----------------------------------------
                               Title:  Executive Vice President, General Counsel
                                       -----------------------------------------
                                       & Secretary
                                       -----------------------------------------

                               c/o American Home Mortgage Holdings, Inc.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile:  (800) 209-7276
                               Attention: General Counsel



SELLER:                        AMERICAN HOME MORTGAGE CORP.

                               By:      /s/ Alan B. Horn
                                       -----------------------------------------
                               Name:   Alan B. Horn
                                       -----------------------------------------
                               Title:  Executive Vice President, General Counsel
                                       -----------------------------------------
                                       & Secretary
                                       -----------------------------------------

                               c/o American Home Mortgage Holdings, Inc.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile:  (800) 209-7276
                               Attention: General Counsel


BUYER:                         AHM SPV I, LLC


                               By:      /s/ Alan B. Horn
                                       -----------------------------------------
                               Name:   Alan B. Horn
                                       -----------------------------------------
                               Title:  Secretary
                                       -----------------------------------------

                               c/o American Home Mortgage Holdings, Inc.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile:  (800) 209-7276
                               Attention: General Counsel